UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 25, 2024

VERTEX ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-11476	94-3439569
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1331 Gemini Street Suite 250 Houston, TX	77058
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 660-8156

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value Per Share	VTNR	The NASDAQ Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

As previously reported in the Current Report on Form 8-K filed by Vertex Energy, Inc. (the “Company”), with the Securities and Exchange Commission on September 26, 2024 (the “September 26th Form 8-K”), on September 24, 2024, the Company and certain of its subsidiaries (collectively with the Company, the “Company Parties”) entered into a Restructuring Support Agreement (including all of the exhibits and attachments thereto, the “Restructuring Support Agreement”, and the transactions contemplated thereby, collectively, the “Restructuring Transactions”), with parties that hold 100% of the claims under that certain Loan and Security Agreement, dated as of April 1, 2022 (as amended from time to time, the “Term Loan”), by and among Vertex Refining Alabama LLC, as borrower (“Vertex Refining”), the Company, as parent and guarantor, certain subsidiaries of the Company, as guarantors, Cantor Fitzgerald Securities, as agent (the “Agent”), and the lenders party thereto (the “Term Loan Lenders” or the “Consenting Stakeholders”).

The Restructuring Support Agreement contemplates agreed-upon terms for a financial restructuring of the Company Parties’ capital structure (the “Restructuring”) to be implemented pursuant to a chapter 11 plan (the “Plan”) filed by the Company Parties in cases (the “Chapter 11 Cases”) under chapter 11 of title 11 (“Chapter 11”) of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”). Pursuant to the Restructuring Support Agreement, the Consenting Stakeholders have agreed, subject to certain terms and conditions, to support the Plan.

Item 1.01 Entry into a Material Definitive Agreement.

DIP Loan Agreement

To fund the administration of the Chapter 11 Cases and the implementation of the Restructuring Transactions, on September 25, 2024, Vertex Refining, as the borrower, the Company, as parent and as a guarantor, certain direct and indirect subsidiaries of the Company, as guarantors, certain debtor-in-possession financing lenders (“DIP Lenders”) party thereto, and the Agent, entered into a Senior Secured Super-Priority Debtor-in-Possession Loan and Security Agreement (such agreement, the “DIP Loan Agreement”, and the financing facility thereunder, the “DIP Facility”), consisting of (a) a new money term loan facility in the aggregate principal amount of up to $80 million and (b) a “roll up” loan facility, whereby $200 million of outstanding principal amount of the claims relating to the Term Loan (the “Term Loan Claims”) were or, subject to the entry of the final order of the Bankruptcy Court governing the DIP Facility, will be, converted on a cashless, dollar-for-dollar basis into DIP Facility loans on the terms and conditions set forth in the DIP Loan Agreement, which provides for, among other things, the granting of a security interest in substantially all assets of the Company Parties as collateral, and provides for a guarantee by the Company Parties. The DIP Facility will be used by the Company in accordance with the budget agreed upon between the Company Parties and the Required Lenders (as defined in the DIP Loan Agreement).

The amounts borrowed under the DIP Loan Agreement will bear interest at a rate per annum equal to the sum of (i) the greater of (x) the per annum rate publicly quoted from time to time by The Wall Street Journal as the “Prime Rate” in the United States minus 1.50% as in effect on such day and (y) the Federal Funds rate for such day plus 0.50%, subject in the case of this clause (i), to a floor of 1.0%, plus (ii) a margin of (x) 9.40% for the Interim Roll-Up Loans and the Final Roll-Up Loans (each as defined in the DIP Loan Agreement), (y) 9.50% in the case of the New Money Term Loans (as defined in the DIP Loan Agreement, the “New Money Term Loans”), and (z) 9.60% in the case of the Restricted Roll-Up Loans (as defined in the DIP Loan Agreement). The rate of interest increases by 2% per annum after the notice of an occurrence of an event of default.

Amounts borrowed under the DIP Loan Agreement are due upon the earliest to occur of (a) the date that is four (4) months after September 25, 2024, which may be extended, at Vertex Refining’s election, so long as no default or event of default shall have occurred and be continuing, by two (2) one-month extensions, subject to the payment of an extension fee, in connection with each such extension, equal to 2.0% on drawn amounts of the New Money Term Loans as of the date of such extension, (b) the date that is thirty (30) days after September 25, 2024, if a final debtor-in-possession order has not been approved by the Bankruptcy Court on or prior to such date, (c) the date the Plan is effective, and (d) the date the Agent, at the direction of the Required Lenders (as defined in the DIP Loan Agreement), delivers a notice of termination to Vertex Refining, in each case, subject to certain prepayment events described in greater detail in the DIP Loan Agreement.

The amounts borrowed pursuant to the terms of the DIP Loan Agreement are secured by substantially all of the present and after-acquired assets of the Company and its subsidiaries. Additionally, Vertex Refining’s obligations under the DIP Loan Agreement are jointly and severally guaranteed by substantially all of the Company’s subsidiaries (other than any Excluded Subsidiary, as defined in the DIP Loan Agreement) and the Company.

The DIP Loan Agreement includes customary representations and warranties, and affirmative and negative covenants of the Loan Parties for a facility of this size and type. Upon the occurrence of an event of default, the Agent may declare the entire amount of obligations owed under the DIP Loan Agreement immediately due and payable and take certain other actions provided for under the DIP Loan Agreement, including enforcing security interests and guarantees.

The DIP Loan Agreement includes customary indemnification obligations for a facility of this size and type, requiring us to indemnify the Agent and the Lenders for certain expenses, losses and claims.

Intermediation Agreement

In connection with the filing of the Chapter 11 Cases, on September 25, 2024 Vertex Refining, the Company, Vertex Renewables Alabama LLC (“Vertex Renewables”, and Macquarie Energy North America Trading Inc. (“Macquarie”) entered into that certain Assurance and Amendment and Restatement Agreement (the “Assurance Agreement”). Pursuant to this Assurance Agreement, Macquarie agreed to, subject to certain conditions, defer and delay exercise of certain remedies under and make certain amendments to that certain Supply and Offtake Agreement dated April 1, 2022 (as amended from time to time) relating to the crude oil used, and refined products produced, at the Mobile Refinery (the “Supply and Offtake Agreement”). The Assurance Agreement also implements certain amendments to other transaction documents relating to the Supply and Offtake Agreement.

As amended, the Supply and Offtake Agreement will terminate upon the earliest to occur of (a) the date that is four (4) months after September 25, 2024, which may be extended, subject to certain conditions, by two (2) one-month extensions, (b) the date that is thirty (30) days after September 25, 2024, if a final intermediation order has not been approved by the Bankruptcy Court on or prior to such date, (c) the date the Plan is effective, and (d) the date Macquarie, at the direction of the required Lenders, delivers a notice of termination to Vertex Refining, in each case subject to certain terms described in greater detail in the Assurance Agreement and in the Supply and Offtake Agreement.

Hedge Facility

In connection with the filing of the Chapter 11 Cases, on September 25, 2024, Vertex Refining and Macquarie Bank Limited entered into that certain Amendment Agreement to the ISDA 2002 Master Agreement originally deemed entered into as of March 31, 2022 (such ISDA 2022 Master Agreement, as so amended, the “Hedge Facility”). As amended, the Hedge Facility allows Vertex Refining, notwithstanding the Chapter 11 Cases, to conduct a hedging program in respect of certain of its exposures through the end of 2024, and as may be further extended or modified by mutual agreement.

* * * * *

The foregoing description of the DIP Loan Agreement, Assurance Agreement and Hedge Facility does not purport to be complete and is qualified in its entirety by reference to the DIP Loan Agreement, Assurance Agreement and Hedge Facility, copies of which are filed as Exhibits 10.1, 10.2 and 10.3, hereto, respectively, which are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 above relating to the DIP Loan Agreement and Hedge Facility are incorporated by reference into this Item 2.03 in their entirety.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 27, 2024, the Company received written notice from the Listing Qualifications Department of the Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, as a result of the Chapter 11 Cases and in accordance with Nasdaq Listing Rules 5101, 5110(b) and IM-5101-1, Nasdaq had determined that the Company’s common stock will be delisted from Nasdaq. The Nasdaq notice also advises the Company of its right to request an appeal of the determination. The Company does not intend to appeal Nasdaq’s determination and, accordingly, the Company expects that the common stock will be delisted.

Trading of the Company’s common stock will be suspended at the opening of business on October 8, 2024.

Item 3.03 Modification to Rights of Security Holders.

The description of the DIP Loan Agreement in Item 2.03 above is incorporated by reference into this Item 3.03 in its entirety by reference.

Item 9.01            Financial Statements and Exhibits.

Exhibit	Description
10.1*#	Senior Secured Super-Priority Debtor-in-Possession Loan and Security Agreement, dated as of September 25, 2024, by and between Vertex Refining Alabama LLC, as the borrower, Vertex Energy, Inc., as parent and as a guarantor, certain direct and indirect subsidiaries of parent party thereto, as guarantors, the lenders party thereto, and Cantor Fitzgerald Securities, as Agent
10.2*£#	Assurance and Amendment and Restatement Agreement dated September 25, 2024, entered into by and between Vertex Refining Alabama LLC, Vertex Energy, Inc., Vertex Renewables Alabama LLC and Macquarie Energy North America Trading Inc.
10.3*	Amendment Agreement dated as of September 25, 2024 to the ISDA 2002 Master Agreement deemed entered into as of March 31, 2022 between Macquarie Bank Limited and Vertex Refining Alabama LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Filed herewith.

# Certain schedules, annexes and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however that Vertex Energy, Inc. may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.

£ Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[***]”) because the identified confidential portions (i) are not material and (ii) the Company customarily and actually treats that information as private or confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERTEX ENERGY, INC.

Date: October 1, 2024	By:	/s/ Chris Carlson
Chris Carlson
Chief Financial Officer